As filed with the U.S. Securities and Exchange Commission on May 13, 2026

Registration Statement No. 333-286361

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-1

ON

FORM F-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GCL GLOBAL HOLDINGS LTD

(Exact name of Registrant as specified in its charter)

(Translation of Registrant’s name into English)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

29 Tai Seng Avenue #02-01

Natural Cool Lifestyle Hub

Singapore 534119

Tel: +65 80427330

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Tel: (800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Jane K. P. Tam Loeb & Loeb LLP 901 New York Avenue NW Washington, DC 20001 (202) 618-5000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On April 3, 2025, GCL Global Holdings Ltd (the “Registrant”), filed a Registration Statement on Form F-1 (Registration No. 333-286361), which was subsequently declared effective by the Securities and Exchange Commission (the “SEC”) on April 7, 2025 (the “Registration Statement”). This Post-Effective Amendment No. 1 to the Registration Statement is being filed by the Registrant to (i) convert the Registration Statement into a registration statement on Form F-3 (the “Post-Effective Amendment”) and (ii) update certain information regarding the securities being offered pursuant to the prospectus contained herein. The information included in this filing amends the Registration Statement and the prospectus contained therein.

No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 13, 2026

PRELIMINARY PROSPECTUS

UP TO 83,456,793 ORDINARY SHARES
UP TO 16,500,000 ORDINARY SHARES UNDERLYING WARRANTS

GCL GLOBAL HOLDINGS LTD

This prospectus relates to, among other things, the issuance from time to time of up to 16,500,000 Ordinary Shares (as defined below) of GCL Global Holdings Ltd, a Cayman Islands exempted company (the “Company,” “PubCo,” or “we”), which consist of (i) up to 11,500,000 Ordinary Shares issuable upon the exercise of 11,500,000 Warrants (as defined below), which were originally included in the units sold at a price of $10.00 per unit in the initial public offering of RFAC (as defined below), with each Warrant exercisable for Ordinary Share at $11.50 per share, and (ii) up to 5,000,000 Ordinary Shares issuable upon the exercise of 5,000,000 Warrants, which were originally issued concurrently with the initial public offering of RFAC in a private placement to the Sponsor (as defined below) and EBC (as defined below) at a price of $1.00 per warrant, with each Warrant exercisable for one Ordinary Share at $11.50 per share.

This prospectus also relates to the resale from time to time by the selling shareholders named in this prospectus or their permitted transferees (together, the “Selling Shareholders”) of (a) up to 83,456,793 Ordinary Shares, which consist of (i) 80,581,793 Ordinary Shares issued to Epicsoft Ventures (as defined below) in connection with the Business Combination (as defined below) at an implied purchase price of $10.00 per share; and (ii) 2,875,000 Ordinary Shares issued to the Sponsor, which were originally purchased by the Sponsor at approximately $0.009 per share; (b) up to 4,450,500 Ordinary Shares issuable upon the exercise of 4,450,500 Warrants, which were originally issued concurrently with the initial public offering of RFAC in a private placement to the Sponsor at a price of $1.00 per warrant, with each Warrant exercisable for one Ordinary Share at $11.50 per share; and (c) up to 549,500 Ordinary Shares issuable upon the exercise of 549,500 Warrants, which were originally issued concurrently with the initial public offering of RFAC in a private placement to EBC at a price of $1.00 per warrant, with each Warrant exercisable for one Ordinary Share at $11.50 per share. See “Selling Shareholders” for the details of these securities.

Upon expiration of a lock-up period which is twelve months after the closing of the Business Combination, and for so long as the effective registration statement of which this prospectus forms a part is available for use, Epicsoft Ventures and Sponsor, collectively the beneficial owners of 83,456,793 Ordinary Shares, constituting approximately 65.2% of our outstanding Ordinary Shares as of the date of this prospectus, can sell under this prospectus (assuming all Warrants are exercised in full), up to 87,907,293 Ordinary Shares constituting approximately 68.7% of the issued and outstanding Ordinary Shares as of the date of this prospectus. Given the substantial number of Ordinary Shares being registered for potential resale by Selling Shareholders pursuant to this prospectus, the sale of shares by the Selling Shareholders, or the perception in the market that the holders of a large number of our Ordinary Shares intend to sell their shares, could increase the volatility of, or result in a significant decline in, the public trading price of the Ordinary Shares.

Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may experience a positive rate of return on the securities that they sell pursuant to this prospectus and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. Certain securities being registered for sale pursuant to this prospectus were purchased by certain Selling Shareholders at prices below the current market price of our Ordinary Shares. Based on the closing price of our Ordinary Shares of $0.47 as of May 12, 2026, the Sponsor (with respect to the Sponsor Founder shares (as defined below)) may experience potential profit of up to $0.461 per share, or an aggregate amount of profit of up to approximately $1.3 million. Accordingly, such Selling Shareholders may have an incentive to sell their securities even if the trading price is lower than the price at which our public shareholders purchased their securities. In connection with the initial public offering of RFAC, RFAC’s initial public shareholders acquired RFAC Public Units (as defined below) at a price of $10.00 per unit, each of which comprises one share of RFAC Common Stock, one RFAC Warrant and one RFAC Right, and trading price of our Ordinary Shares have fluctuated, and will continue to fluctuate, following the closing of the Business Combination. Epicsoft Ventures (with respect to the shares issued to Epicsoft Ventures in connection with the Business Combination) may experience potential profit if the price of the Company’s Ordinary Shares exceeds $10.00 per share. As a result, our public shareholders may not be able to achieve the same returns as Epicsoft Ventures, the Sponsor or EBC, or even any positive return at all, on the Ordinary Shares if they sell our Ordinary Shares in the market at the then-prevailing market prices. See “Risk Factors - Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of our Ordinary Shares and Warrants to fall, and certain Selling Shareholders can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return.”

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Shareholders will issue, offer or sell, as applicable, any of the securities. The Selling Shareholders may offer, sell or distribute all or part of the securities registered hereby for resale from time to time through public or private transactions at either prevailing market prices or at privately negotiated prices. The securities are being registered to permit the Selling Shareholders to sell the securities from time to time, in amounts, at prices and on terms determined at the time the Selling Shareholders offer and sell the securities covered by this prospectus. The Selling Shareholders may offer and sell the securities covered by this prospectus through ordinary brokerage transactions, directly to market makers of our securities or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of the securities offered hereunder, the Selling Shareholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay certain fees in connection with the registration of the securities and will not receive proceeds from the sale of the securities by the Selling Shareholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus, except with respect to amounts received by the Company upon exercise of the Warrants to the extent such Warrants are exercised for cash. The exercise price of our Warrants is $11.50 for one Ordinary Share. The likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Ordinary Shares. If the trading price for our Ordinary Shares is less than $11.50 per share, we believe holders of our Warrants will be unlikely to exercise their Warrants.

As of May 12, 2026, the closing price of our Ordinary Shares and Warrants was $0.47 and $0.025, respectively. Because the trading price of our ordinary shares is currently below the exercise price, we believe that holders of the Warrants are currently unlikely to exercise their Warrants.

The total number of Ordinary Shares issued and outstanding as of the date of this prospectus are 130,135,432 and 128,008,703 Ordinary Shares. Each Ordinary Share is entitled to one vote. As of the date of this prospectus, Jacky Choo See Wee, our chairman of the board of directors, is able to exercise voting rights with respect to over 50% of the voting power of our issued and outstanding shares through his beneficial ownership of 80,581,793 Ordinary Shares. We are a “controlled company” as defined under the Corporate Governance Rules of Nasdaq. For so long as we remain a controlled company under this definition, we are permitted to elect to rely, and currently rely, on certain exemptions from corporate governance rules, including the exemption from the rule that a majority of our board of directors must be independent directors. For details, see “Item 3. Key Information—D. Risk Factors—Risks Related to GCL Operating as a Public Company—As a “controlled company” under the Nasdaq rules, GCL may choose to exempt itself from certain corporate governance requirements that could have an adverse effect on our public shareholders” in our most recent annual report on Form 20-F, as amended, incorporated herein by reference.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

We are also a “foreign private issuer,” as defined in the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders will be exempt from the “short swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INVESTING IN OUR SECURITIES IS SPECULATIVE AND INVOLVES HIGH RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 9 OF THIS PROSPECTUS, IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR IN THE DOCUMENT INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [__], 2026.

You should rely only on the information contained in this prospectus or any amendment or supplement. Neither we nor the Selling Shareholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any amendment or supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, neither we nor the Selling Shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 filed with the SEC by GCL Global Holdings Ltd. The Selling Shareholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered by the Selling Shareholders and other information you should know before investing. We may provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement or post-effective amendment, you should rely on the information contained in that particular prospectus supplement or post-effective amendment. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” You should rely only on information contained in this prospectus, any prospectus supplement and any related free writing prospectus. We have not, and the Selling Shareholders have not, authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement and any related free writing prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

The Selling Shareholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Shareholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

For investors outside the United States: Neither we nor the Selling Shareholders have taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the Ordinary Shares and Warrants and the distribution of this prospectus outside the United States.

Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

INDUSTRY AND MARKET DATA

This prospectus contains estimates and other information concerning our industry, including market size and growth of the market in which we participate, that are derived from various public sources. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. In some cases, we do not expressly refer to the sources from which these estimates and information are derived. While we have compiled, extracted, and reproduced industry data from these sources, we have not independently verified the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our then-most recent annual report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus. These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

FREQUENTLY USED TERMS

Except as otherwise indicated or required by context, references in this prospectus to “we,” “us,” “our,” “our company,” “GCL,” “the Company” and “PubCo” are to GCL Global Holdings Ltd and its subsidiaries.

●	“Acquisition Entities” means, collectively, the Company, Merger Sub 1 and Merger Sub 2, and each, individually, an “Acquisition Entity.”

●	“Amended and Restated Memorandum and Articles of Association” means the Amended and Restated Memorandum of Association and Articles of Association of the Company adopted on February 13, 2025.

●	“Ancillary Agreements” means, collectively, the Sponsor Support Agreement, the Shareholder Support Agreement, the Lock-Up Agreements, the Registration Rights Agreement, the PubCo Governing Documents, the Assignment and Assumption Agreement, and the joinders to the Merger Agreement executed and delivered by each Acquisition Entity following its formation.

●	“April 2026 Warrant” means the three-year warrant the Company issued to an institutional investor on April 28, 2026 for 1,125,000 shares at an initial exercise price of $8.00 per share, subject to full-ratchet anti-dilution adjustments and other price protections, in exchange for a portion of the then-outstanding convertible notes issued pursuant to an Amendment, Waiver and Exchange Agreement dated April 28, 2026.

●	“Business Combination” means the Mergers and the Transactions, together with the Restructuring, and each other transaction, document or agreement contemplated thereby, to be consummated pursuant to the Merger Agreement.

●	“Closing” means the closing of the Business Combination, which occurred on February 13, 2025 (the “Closing Date”).

●	“Code” means the Internal Revenue Code of 1986, as amended.

●	“Companies Act” means the Companies Act (as revised) of the Cayman Islands.

●	“Epicsoft Ventures” means EpicsoftVentures Ltd., a Cayman Islands exempted company. Jacky Choo See Wee, Chairman of the Board and Catherine Choo See Ling, a director of the Company, hold 98% and 1% of Epicsoft Ventures, respectively.

●	“EBC” means EarlyBirdCapital Inc., the representative of the underwriters in the IPO.

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

●	“GCL Companies” or “GCL Group” means, collectively, GCL Global and the Group Subsidiaries (but not, for the avoidance of doubt, the Acquisition Entities).

●	“GCL Global” means GCL Global Limited, a Cayman Islands exempted company limited by shares.

●	“Group Subsidiaries” means, collectively, (i) Titan Digital Media Pte. Ltd., a Singapore company, (ii) Epicsoft Hong Kong Limited, a Hong Kong company, (iii) Epicsoft Malaysia Sdn. Bhd., a Malaysia company, (iv) Epicsoft Asia Pte. Ltd., a Singapore company, (v) 4Divinity Pte. Ltd., a Singapore company, (vi) 2Game Digital Limited, a Hong Kong company, (vii) Starry Jewelry Pte Ltd., a Singapore company, (viii) Martiangear Pte Ltd., a Singapore company, and (ix) 2 Game Pro Ltda, a Brazilian company ; except that if the context refers to all GCL Global’s current subsidiaries, this means also (x) 2Game Digital DMCC, a U.A.E. company; (xi) 4Divinity UK Ltd., a U.K. company; (xii) Hainan GCL Technology Co. Ltd., a Chinese company, in addition to the foregoing entities listed in (i) through (ix) (See “Our Organizational Structure”).

●	“Incentive Shares” means the 2,000,000 Ordinary Shares issued at the closing of the Business Combination as an incentive in connection with non-redemption or similar agreements or sources of Transaction Financing, to be allocated by the Sponsor in its sole discretion.

●	“Initial Merger” means the merger of Merger Sub 1 with and into GCL Global.

●	“IPO” means RFAC’s initial public offering of RFAC Units, consummated on March 28, 2022.

●	“Merger Agreement” means an agreement and plan of merger dated October 18, 2023 (as amended on December 1, 2023, December 15, 2023, January 31, 2024, and September 30, 2024) with the Company, Grand Centrex Limited, a British Virgin Islands business company (“GCL BVI”), GCL Global, and, for the limited purposes set forth therein, the Sponsor.

●	“Merger Consideration” means $1,200,000,000.

●	“Merger Sub 1” means GCL Sub, a Cayman Islands exempted company limited by shares and wholly owned direct subsidiary of the Company, formed by the Company pursuant to the Merger Agreement for the purpose of participating in the transactions contemplated by the Merger Agreement.

●	“Merger Sub 2” means GCL Sub 2, Inc., a Delaware corporation and wholly owned direct subsidiary of the Company, formed by the Company pursuant to the Merger Agreement for the purpose of participating in the transactions contemplated by the Merger Agreement.

●	“Mergers” means the Initial Merger and the SPAC Merger.

●	“Ordinary Shares” or “PubCo Ordinary Shares” means the ordinary shares of the Company, par value $0.0001 per share.

●	“PubCo Charter” means the Amended and Restated Memorandum and Articles of Association of the Company.

●	“Registration Rights Agreement” means the registration rights agreement, dated February 13, 2025, by and among the Company, GCL Global and certain holders named therein, providing for certain registration rights to those parties.

●	“RFAC” means RF Acquisition Corp., a Delaware corporation;

●	“RFAC Common Stock” means RFAC Class A Common Stock and RFAC Class B Common Stock.

●	“RFAC Class A Common Stock” means Class A common stock of RFAC, par value $0.0001 per share.

●	“RFAC Class B Common Stock” means Class B common stock of RFAC, par value $0.0001 per share.

●	“RFAC Private Placement” means the private placement that closed concurrently with the closing of the IPO pursuant to which RFAC issued and sold to the Sponsor 4,050,000 RFAC Private Placement Warrants and sold to EBC 500,000 RFAC Private Placement Warrants, in each case, at a price of $1.00 per RFAC Private Placement Warrant, generating gross proceeds of $4,550,000, and the private placement occurring at the exercise of the over-allotment option, pursuant to which RFAC issued and sold to the Sponsor an additional 400,500 RFAC Private Placement Warrants and sold to EBC an additional 49,500 RFAC Private Placement Warrants, in each case, at a price of $1.00 per RFAC Private Placement Warrant, generating additional gross proceeds of $450,000.

v

●	“RFAC Private Placement Warrants” means the warrants purchased in the RFAC Private Placement.

●	“RFAC Private Placement Warrants Purchase Agreements” means the private placement warrants purchase agreement, dated as of March 23, 2022, by and between RFAC and EBC and the private placement warrants purchase agreements, dated as of March 23, 2022, by and between RFAC and the Sponsor.

●	“RFAC Public Shares” means the shares of RFAC Class A Common Stock sold as part of the RFAC Units in the IPO.

●	“RFAC Public Stockholder” means a holder of RFAC Public Shares.

●	“RFAC Public Warrants” means the RFAC warrants sold as part of the RFAC Units in the IPO, each warrant entitling its holder to purchase one share of RFAC Class A Common Stock for $11.50 per share.

●	“RFAC Public Rights” or “RFAC Rights” means the RFAC rights sold as part of the RFAC Units in the IPO, each right entitling its holder to receive one-tenth of one share of RFAC Class A Common Stock upon the consummation of an initial business combination.

●	“RFAC Units” means units of RFAC, each unit comprising one share of RFAC Class A Common Stock, one RFAC Public Right, and one RFAC Public Warrant.

●	“RFAC Warrants” means the RFAC Public Warrants and RFAC Private Placement Warrants.

●	“SEC” means the U.S. Securities and Exchange Commission.

●	“Securities Act” means the Securities Act of 1933, as amended.

●	“SPAC Merger” means the merger of Merger Sub 2 with and into RFAC.

●	“Sponsor” means RF Dynamic LLC, a Delaware limited liability company.

●	“Sponsor Founder Shares” means an aggregate of 2,875,000 RFAC Class A Common Stock issued to Sponsor in exchange for cash of $25,000 on January 21, 2021.

●	“Trading Day” means any day on which the Trading Market is open for trading.

●	“Trading Market” means the national stock exchange on which the PubCo Ordinary Shares are listed for trading.

●	“Transactions” means, collectively, the Mergers and each of the other transactions contemplated by the Merger Agreement or any of the Ancillary Agreements.

●	“U.S. Dollars,” “$,” or “US$” means the legal currency of the United States.

●	“U.S. GAAP” or “GAAP” means generally accepted accounting principles in the United States of America.

●	“Warrants” or “PubCo Warrants” means warrants of the Company, each exercisable for one Ordinary Share at an exercise price of $11.50 per share, subject to adjustment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning our possible or assumed future results of operations as set forth in this prospectus. Forward-looking statements also include statements regarding the expected benefits of the Business Combination.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	the benefits from the acquisition of Ban Leong;

●	the ability to successfully integrate Ban Leong into GCL Group and achieve economies of scale and operational efficiencies;

●	expectations regarding our strategies and future financial performance, including our future business plans or objectives, prospective performance and opportunities and competitors, revenues, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends and acceptance, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities;

●	anticipated trends, growth rates, and challenges in the video game and entertainment content industry in general and the markets in which we operate;

●	our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business in Singapore, Asia and other international markets;

●	the outcome of any legal proceedings that may be instituted against us and others following the Business Combination;

●	disruptions to our plans and operations as a result of the Business Combination;

●	the ability to recognize the anticipated benefits of the Business Combination;

●	our management and board composition;

●	our ability to maintain listing status on Nasdaq;

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources; and

●	the other matters described under “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F, as amended, incorporated herein by reference.

We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available to us as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We do not undertake any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, in our public filings with the SEC, which are accessible at www.sec.gov, and which you are advised to consult.

Market, ranking and industry data used throughout this prospectus, including statements regarding market size, is based on independent industry surveys and publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, such estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our then-most recent annual report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus.

SUMMARY OF THE PROSPECTUS

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. You should read the following summary together with the more detailed information in this prospectus, any related prospectus supplement and any related free writing prospectus, including the information set forth in the section titled “Risk Factors” in this prospectus, any related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.

Overview

GCL Global Holdings Ltd, together with the Group Subsidiaries (“GCL Group”), is a developer, distributor, marketer, and publisher of video games and other entertainment content throughout Asia, Europe, the U.S. and Latin America. It sells and distributes to retailers and consumers in Asia physical and digital copies of video games through physical retailers, such as Sony PlayStation stores in Japan, and online channels in Singapore, Hong Kong, Malaysia, Japan, South Korea, Taiwan, Thailand, Indonesia, the Philippines and other Asian countries. Over 46.3%, 86.8% , and 93.3%, of our total consolidated revenue for the six months ended September 30, 2025, and for the years ended March 31, 2025 and 2024, respectively, was derived from the sale of either games on consoles such as Sony PlayStation, Microsoft Xbox, Nintendo Switch and personal computer (“PC”) to retailers, or game activation keys (the so-called “game codes”) via electronic delivery to retailers or end-users through email or download.

The Company has its own creative media design team with studio facilities to produce marketing and promotional materials adapted to local markets and develop original content as part of its content creation or marketing business. Partnering with international video game publishers and developers, the Company has an established track record of selling and marketing top-tier video game franchises such as Grand Theft Auto, Red Dead Redemption, Sonic the Hedgehog, Cyberpunk 2077 and Black Myth: Wukong.

GCL Group leverages its diverse portfolio of digital and physical content to bridge cultures and audiences by introducing Asian-developed IP to a global audience across consoles and PCs. 4Divinity was formed in 2022 as a Group Subsidiary dedicated to games publishing and game development. GCL Group has either published or co-published more than twelve game titles. The Company also has its own production studio and advertising agency, providing media and content advertising services for small and medium-sized enterprises (the “SMEs”) and government agencies.

Mr. Jacky Choo See Wee, our Group Chairman and Chief Executive Officer of Epicsoft Asia and 4Divinity, has over 20 years of video games distribution and retail network management experience in Asia. Under Mr. Choo’s leadership, Epicsoft Asia has become a leading channel distributor for console games, and has forged multi-year deals with international video game publishers and studios such as Sega Corporation (“Sega”), Take-Two Interactive Software UK Limited (“Take-two”), CD Projekt S.A. (“CDPR”) and Warner Bros. Games to sell select game titles within certain territories in Asia. Together with Epicsoft Hong Kong, Epicsoft Malaysia and 2Game, Epicsoft Asia currently has one of the largest networks for video games distribution in Asia through resellers with more than 2,100 physical and online stores, and has sold more than 14.1 million of physical and digital copies of video games during the past three fiscal years. It has distributed in Asia four of the top ten best-selling video games of all time1, three of which it is currently still selling. It is also responsible for bringing to Asia some award-winning all-time favorite video games, such as Hogwarts Legacy, Grand Theft Auto IV, Grand Theft Auto V, Red Dead Redemption II, Cyberpunk 2077, The Witcher 3: Wild Hunt,  Elden Ring: Nightreign and Black Myth: Wukong.

2Game is GCL Group’s authorized digital sales platform. It operates as a business-to-business (“B2B”) and business-to-consumer (“B2C”) digital video game retailer. It sells and distributes game activation keys, the so-called “activation keys” or “game codes” to both resellers and consumers as part of GCL Group’s concerted effort to transition from physical console game compact discs to activation keys and content.

4Divinity is GCL Group’s publishing arm. Its mission is to develop game IP, invest in upcoming game titles, to publish, or co-publish with international game publishers and content development studios, to introduce new video games and entertainment properties to Asia’s fast-growing market of gamers, and to introduce original Asian-developed video games and entertainment content to the global market.

Titan Digital Media (“TDM”) is a Group Subsidiary specialized in creating customized and strategic marketing campaigns specific to a brand’s needs. With its in-house strategists, producers, designers, video production and marketing team, TDM is a full-service agency that connects a brand with its target audience to achieve campaign key performance indicators (“KPIs”) and marketing goals. It has a production studio, an advertising agency, and a multi-channel network of talent.

Ban Leong Technologies Pte. Ltd. (“Ban Leong”) is an indirect wholly-owned subsidiary of the Company, principally engaged in the wholesale and distribution of computer peripherals, accessories and other multimedia products, with operations across Singapore, Malaysia, and Thailand.

GCL Group is headquartered in Singapore, with subsidiaries in Malaysia, Hong Kong, Thailand, China, Japan, Taiwan, Brazil, the United Kingdom and the United Arab Emirates.

Resale by Selling Shareholders pursuant to this prospectus

This prospectus relates to the resale from time to time by the Selling Shareholders of (a) up to 83,456,793 Ordinary Shares, which consist of (i) 80,581,793 Ordinary Shares issued to Epicsoft Ventures in connection with the Business Combination at an implied purchase price of $10.00 per share; and (ii) 2,875,000 Ordinary Shares issued to the Sponsor, which were originally purchased by the Sponsor at approximately $0.009 per share; (b) up to 4,450,500 Ordinary Shares issuable upon the exercise of 4,450,500 Warrants, which were originally issued concurrently with the initial public offering of RFAC in a private placement to the Sponsor at a price of $1.00 per warrant, with each Warrant exercisable for one Ordinary Share at $11.50 per share; and (c) up to 549,500 Ordinary Shares issuable upon the exercise of 549,500 Warrants, which were originally issued concurrently with the initial public offering of RFAC in a private placement to EBC at a price of $1.00 per warrant, with each Warrant exercisable for one Ordinary Share at $11.50 per share.

For so long as the effective registration statement of which this prospectus forms a part is available for use, Epicsoft Ventures and the Sponsor, collectively the beneficial owners of 83,456,793 Ordinary Shares, constituting approximately 65.2% of our outstanding Ordinary Shares as of the date of this prospectus, can sell under this prospectus (assuming all Warrants are exercised in full), up to 87,907,293 Ordinary Shares constituting approximately 68.7% of the outstanding Ordinary Shares as of the date of this prospectus. Given the substantial number of Ordinary Shares being registered for potential resale by the Selling Shareholders pursuant to this prospectus, the sale of shares by the Selling Shareholders, or the perception in the market that the holders of a large number of our Ordinary Shares intend to sell their shares, could increase the volatility of, or result in a significant decline in, the public trading price of the Ordinary Shares.

Sales of a substantial number of Ordinary Shares in the public market by the Selling Shareholders and/or by our other existing shareholders, or the perception that those sales might occur, could result in a significant decline in the public trading price of our Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus, and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. Based on the closing price of our Ordinary Shares of $0.47 as of May 12, 2026, the Sponsor (with respect to the Sponsor Founder shares) may experience potential profit of up to $0.46 per share, or an aggregate amount of profit of up to approximately $1.3 million. Accordingly, such Selling Shareholders may have an incentive to sell their securities even if the trading price is lower than the price at which our public shareholders purchased their securities. In connection with the initial public offering of RFAC, RFAC’s initial public shareholders acquired RFAC Public Units at a price of $10.00 per unit, each of which comprises one share of RFAC Common Stock, one RFAC Warrant and one RFAC Right, and trading price of our Ordinary Shares have fluctuated, and may continue to fluctuate, following the closing of the Business Combination. Epicsoft Ventures (with respect to the shares issued to Epicsoft Ventures in connection with the Business Combination) may experience potential profit if the price of the Company’s Ordinary Shares exceeds $10.00 per share. As a result, our public shareholders may not be able to achieve the same returns as Epicsoft Ventures, the Sponsor or EBC, or even any positive return at all, on the Ordinary Shares if they sell our Ordinary Shares in the market at the then-prevailing market prices. See “Risk Factors - Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of our Ordinary Shares and Warrants to fall, and certain Selling Shareholders can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return.”

Completion of Business Combination

On February 13, 2025, we consummated the previously announced business combination with RFAC, pursuant to the Merger Agreement.

On the Closing Date, pursuant to the Merger Agreement, (a) Merger Sub 1 merged with and into GCL Global, with GCL Global continuing as the surviving entity in the merger, as a result of which: (i) GCL Global became a wholly-owned subsidiary of the Company and (ii) each issued and outstanding share of GCL Global immediately prior to the consummation of the Merger was automatically cancelled, in exchange for the right of the holder thereof to receive such number of newly issued shares of the Company specified below; and (b) Merger Sub 2 merged with and into RFAC, with RFAC surviving such merger as a wholly owned subsidiary of the Company. As a result of the Transactions, RFAC and GCL Global each became a wholly-owned subsidiary of the Company.

Immediately prior to the consummation of the Business Combination, all outstanding RFAC Units (each of which consisted of (i) one share of RFAC Class A Common Stock, (ii) one RFAC Public Warrant, and (iii) one RFAC Public Right) automatically separated into their individual components of RFAC Class A Common Stock, RFAC Public Warrants and RFAC Public Rights and such units ceased separate existence and trading. Upon the consummation of the Business Combination, the equity holdings of the RFAC stockholders were exchanged as follows:

●	each share of RFAC Common Stock, including RFAC Class A Common Stock and RFAC Class B Common Stock, issued and outstanding immediately prior to the effective time of the Business Combination (other than any redeemed shares) was automatically cancelled and ceased to exist and, for each share of RFAC Common Stock, the Company issued to each RFAC shareholder (other than RFAC shareholders who exercised their redemption rights in connection with the Business Combination) one validly issued Ordinary Share;

●	each RFAC Warrant issued and outstanding immediately prior to effective time of the Business Combination converted into a warrant to purchase one Ordinary Share (or equivalent portion thereof). The Warrants have substantially the same terms and conditions as set forth in the RFAC Warrants, except that the Warrants are exercisable for Ordinary Shares rather than RFAC Common Stock;

●	every 10 RFAC Rights issued and outstanding immediately prior to the effective time of the Business Combination converted into one Ordinary Share of the Company (rounded down to the nearest whole share); and

●	each share of capital stock of Merger Sub 2 that was issued and outstanding immediately prior to the effective time of the SPAC Merger were converted into an equal number of shares of Class A common stock of RFAC, par value $0.0001 per share.

At the effective time of the Initial Merger, pursuant to the Initial Merger: (1) each ordinary share of GCL Global that was issued and outstanding immediately prior to the effective time of the Initial Merger (other than any treasury shares or dissenting shares), was cancelled and ceased to exist in exchange for such number of newly issued Ordinary Shares equal to the Company Exchange Ratio, rounded up to the nearest whole share, and as of the Initial Merger Effective Time, each GCL Global shareholder ceased to have any other rights in and to GCL Global (other than any applicable appraisal and dissenter’s rights); (2) if there were any ordinary shares of GCL Global owned by the GCL Global as treasury shares or any ordinary shares of GCL Global owned by any direct or indirect subsidiary of GCL Global immediately prior to the effective time of the Initial Merger, such shares were canceled and ceased to exist without any conversion thereof or payment therefor; (3) each of the dissenting shares issued and outstanding immediately prior to the effective time of the Initial Merger was canceled and ceased to exist in accordance with Section 2.7(a) of the Merger Agreement and thereafter represented only the right to receive the applicable payments set forth in Section 2.7(a) of the Merger Agreement; and (4) each share of Merger Sub 1 that was issued and outstanding immediately prior to the effective time of the Initial Merger was converted into an equal number and class of shares of GCL Global, which shares constituted the only issued and outstanding shares of GCL Global.

On February 14, 2025, our Ordinary Shares and Warrants commenced trading on Nasdaq, under the symbols “GCL” and “GCLWW,” respectively.

Our Corporate Information

We are an exempted company incorporated in the Cayman Islands with limited liability. Our principal executive office is located at 29 Tai Seng Avenue #02-01, Natural Cool Lifestyle Hub, Singapore 534119. Our telephone number is +65 80427330. Our website is www.gclglobalholdings.com.

The SEC maintains a website at www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC.

Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168.

Our Organizational Structure

The following chart illustrates the current corporate structure of GCL:

Names of entities abbreviated in chart:

Abbreviated Name	Company Full Name	Abbreviated Name	Company Full Name
2Game Digital	2Game Digital Limited	Epicsoft Hong Kong	Epicsoft (Hong Kong) Limited
2Game Brazil	2 Game Pro Ltda.	Epicsoft Malaysia	Epicsoft Malaysia Sdn. Bhd.
2Game Dubai	2Game Digital DMCC	GCL Global SG	GCL Global Pte. Ltd.
4Divinity	4Divinity Pte. Ltd.	GCL Taiwan	GCL Taiwan Co, Ltd.
4Divinity Hong Kong	4Divinity HK Ltd.	Hainan GCL Technology	Hainan GCL Technology Co. Ltd.
4Divinity UK	4Divinity UK Ltd.	Martiangear	Martiangear Pte. Ltd.
4Divinity JP	4Divinity Japan Ltd.	Starry Jewelry	Starry Jewelry Pte. Ltd.
Digital Hub	Digital Hub Pte. Ltd.	Titan Digital Media	Titan Digital Media Pte. Ltd.
Epicsoft Asia	Epicsoft Asia Pte. Ltd.

Summary of Risk Factors

An investment in our Ordinary Shares and Warrants involves significant risks. Before making an investment decision., you should carefully consider the risk factors described in this prospectus under “Risk Factors” as well as those contained in our most recent annual report on Form 20-F, and any updates to those risks in our reports on Form 6-K, in each case incorporated by reference herein, together with all of the other information appearing or incorporated by reference herein. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially and adversely affected by any of these risks.

Risks Related to the Company’s Business and Industry

●	Our business will suffer if we are unable to distribute and publish new game titles, “hit” game titles or sequels to such “hit” titles.

●	Our ability to acquire and maintain licenses to intellectual property through distribution agreements with game publishers may affect our revenue and profitability.

●	The increasing importance of digital content delivery exposes us to the risks of that business model, including greater competition from online and mobile games.

●	Our success depends on Jacky Choo See Wee, our Group Chairman and CEO of Epicsoft Asia, and our senior management team. Loss of Mr. Choo’s leadership or services from any of our senior management team could have a material adverse effect on our business, financial condition and results of operations.

●	A limited number of customers account for a significant portion of our sales. The loss of a principal customer or other significant business relationship could seriously hurt our business.

●	Increased competition for limited shelf space and promotional support from retailers could affect the success of our business and require us to incur greater expenses to market our titles.

●	Our publishing business is partly dependent on our ability to enter into successful software development arrangements with third parties.

●	If we do not successfully invest in, establish and maintain awareness of our brands and games, or if we incur excessive expenses promoting and maintaining our brands or our games, our business, financial condition, results of operations, or reputation could be harmed.

●	The video game industry is very competitive. If consumers prefer our competitors’ games over the ones we distribute or develop, our operating results could suffer.

●	We intend to grow our business through strategic acquisitions, investments, and joint ventures that involve numerous risks and uncertainties.

Risks Related to the Company’s International Operations, Legal and Regulatory Matters

●	Our business is subject to numerous legal and regulatory risks that could have an adverse impact on our business and prospects.

●	Our international operations are, and our strategy to expand internationally will be, subject to increased challenges and risks.

●	Any failure by us or our vendors to comply with applicable anti-money laundering or other related laws and regulations could damage its business, reputation, financial condition, and results of operation, or subject it to other risks.

●	We are subject to risks associated with operating and investing in Asia.

●	Our revenue and net income may be materially and adversely affected by any economic slowdown or developments in the social, political, regulatory and economic environments in Asia as well as globally.

●	Uncertainties with respect to the legal system in certain markets in Southeast Asia could adversely affect GCL Companies.

●	We could face uncertain tax liabilities in various jurisdictions where we operate, and suffer adverse financial consequences as a result.

●	Companies and governmental agencies may restrict access to platforms, our website or the Internet generally, which could lead to the loss or slower growth of our gamer base.

Risks Related to the Company Operating in China

●	The uncertainties and quick change of the legal system in China with little advance notice could limit the legal protections available or impose additional requirements and obligations on our business operation in China and Hong Kong, which may materially and adversely affect our business, financial condition, and results of operations.

●	The gaming industry in China is subject to a variety of PRC laws and regulations, many of which are unsettled and still developing, and which could subject us or our resellers to claims or otherwise harm our business, financial condition, results of operations and growth prospects.

●	Any lack of requisite approvals, licenses, or permits applicable to our resellers’ business may have a material and adverse impact on our resellers’ business, financial condition, and results of operations.

Risks Related to PubCo Operating as a Public Company

●	GCL Group’s management team has limited experience managing a public company.

●	If PubCo fails to implement and maintain an effective system of internal controls, PubCo may be unable to accurately report its results of operations, meets its reporting obligations or prevent fraud, and investor confidence and the market price of PubCo’s Ordinary Shares may be materially and adversely affected.

●	If PubCo ceases to qualify as a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting, and other expenses that it would not incur as a foreign private issuer.

●	Because PubCo is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because PubCo is incorporated under Cayman Islands law.

●	As a “controlled company” under the Nasdaq rules, PubCo may choose to exempt itself from certain corporate governance requirements that could have an adverse effect on our public shareholders.

●	PubCo does not expect to declare any dividends in the foreseeable future.

●	Failure to maintain effective internal controls over financial reporting could have a material adverse effect on PubCo’s business, operating results and stock price.

Risks Related to Our Securities

Risks and uncertainties relating to our securities include, but are not limited to, the following:

●	uncertainty in the development of an active trading market for our shares;

●	price volatility of our shares;

●	sale or availability for sale of substantial amounts of our shares by the Selling Shareholders that could cause the price of our shares to fall, and certain Selling Shareholders can earn a positive rate of return on their investment, even if other shareholders experience a negative return;

●	potential additional dilution resulted from the exercise of warrants;

●	warrant may expire worthless, as they may never be in the money;

●	potential dilution for existing shareholders upon our issuance of additional shares; and

●	ability to maintain the listing of our securities on Nasdaq in the future.

THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of the ordinary shares of the Company. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” of this prospectus as well as those contained in our most recent annual report on Form 20-F, as amended, and any updates to those risks in our reports on Form 6-K, in each case incorporated by reference herein, together with all of the other information appearing or incorporated by reference herein.

Issuer	GCL Global Holdings Ltd

Issuance of Ordinary Shares

Ordinary Shares to be issued by us	Up to 16,500,000 Ordinary Shares issuable upon the exercise of 16,500,000 Warrants

Ordinary Shares issued prior to exercise of all Warrants*	130,135,432

Ordinary Shares issued assuming exercise of all Warrants*	146,635,432

Ordinary Shares outstanding prior to exercise of all Warrants*	128,008,703 Ordinary Shares (as of the date of this prospectus)

Ordinary Shares outstanding assuming exercise of all Warrants*	144,508,703 Ordinary Shares, based on total shares outstanding as of the date of this prospectus

Exercise Price of Warrants	Each Warrant entitles the holder to one Ordinary Share at a price of $11.50 per share, subject to adjustment, terms and limitations as described in the Warrant Agreement, as amended by the Assignment, Assumption and Amendment Agreement, dated February 13, 2025, by and among RFAC, the Company and Continental Stock Transfer and Trust Company (the “Amended Warrant Agreement”).

Use of Proceeds	We will receive up to an aggregate of $189.75 million from the exercise of Warrants, assuming the exercise in full of all of Warrants for cash. We expect to use the net proceeds from the exercise of these securities, if any, for general corporate purposes. See “Use of Proceeds.” However, we do not expect to rely on the cash exercise of the Warrants to fund our operations. Instead, we intend to rely on our primary sources of cash discussed elsewhere in this prospectus to continue to support our operations. The exercise price of the Warrants is $11.50 per share. The likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, are dependent upon the trading price of our Ordinary Shares. If the trading price for our Ordinary Shares is less than $11.50 per share, we believe holders of our Warrants will be unlikely to exercise their Warrants. As the closing price of our Ordinary Shares was $0.47 as of May 12, 2026, we believe that holders of the Warrants are currently unlikely to exercise their Warrants.

*	Excludes the 1,125,000 ordinary shares underlying the April 2026 Warrant (defined below) that are outstanding.

Resale of Ordinary Shares

The Ordinary Shares that may be offered and sold from time to time by the Selling Shareholders	(a)	up to 83,456,793 Ordinary Shares, which consist of (i) 80,581,793 Ordinary Shares issued to Epicsoft Ventures in connection with the Business Combination, at an implied purchase price of $10.00 per share; and (ii) 2,875,000 Ordinary Shares issued to the Sponsor, which were originally purchased by the Sponsor at approximately $0.009 per share;

	(b)	up to 4,450,500 Ordinary Shares issuable upon the exercise of 4,450,500 Warrants, which were originally issued concurrently with the initial public offering of RFAC in a private placement to the Sponsor at a price of $1.00 per warrant, with each Warrant exercisable for one Ordinary Share at $11.50 per share; and

	(c)	up to 549,500 Ordinary Shares issuable upon the exercise of 549,500 Warrants, which were originally issued concurrently with the initial public offering of RFAC in a private placement to EBC at a price of $1.00 per warrant, with each Warrant exercisable for Ordinary Share at $11.50 per share.

Terms of the Offering	The Selling Shareholders will determine when and how they will dispose of the securities being registered for resale by the Selling Shareholders registered under this prospectus. The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Shareholders may determine. See the section titled “Plan of Distribution”.

Use of proceeds	We will not receive any of the proceeds from the sale of the securities by the Selling Shareholders.

Market for Ordinary Shares and Warrants	Our Ordinary Shares are listed on The Nasdaq Global Select Market under the trading symbol “GCL” and the Warrants are listed on The Nasdaq Capital Market under the trading symbol “GCLWW.”

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

Except where otherwise stated, the number of Ordinary Shares that will be outstanding immediately before this offering excludes 16,500,000 Ordinary Shares underlying the Warrants that are outstanding and the 1,125,000 ordinary shares underlying the April 2026 Warrant (defined below) that are outstanding.

RISK FACTORS

Investing in our securities involves significant risks. Before making a decision to invest in our securities, you should carefully consider the following risks and those discussed in our then-most recent annual report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The trading price and value of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

The Company is currently not in compliance with certain Nasdaq continued listing requirements; and if we are unable to regain compliance with Nasdaq’s continued listing requirements, our securities will be subject to delisting.

On March 17, 2026, the Company received a notice (the “Bid Price Notice”) from Nasdaq stating that the Company’s ordinary shares failed to comply with the minimum $1.00 per share requirement for continued listing on the Nasdaq under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has an initial period of 180 calendar days, or until September 14, 2026, to regain compliance (the “Bid Price Compliance Period”). Pursuant to the Bid Price Notice, if at any time during the Compliance Period the closing bid price of the ordinary shares is at least $1.00 for a minimum of ten consecutive business days, Nasdaq will provide the Company with written confirmation of compliance and such matter will be closed.

If the Company fails to regain compliance with the Minimum Bid Price Rule during the Bid Price Compliance period, the Company may consider applying to transfer its securities from The Nasdaq Global Select Market to The Nasdaq Capital Market, provided that the Company meets the applicable market value of publicly held shares required for continued listing and all other applicable requirements for initial listing on The Nasdaq Capital Market (except for the bid price requirement). Such transfer would provide the Company with an additional 180 calendar days, or until March 15, 2027, to regain compliance. However, there can be no assurance that the Company would be eligible for the additional 180 calendar day compliance period, if applicable, or that the Nasdaq staff would grant the Company’s request for continued listing. If we are unable to regain compliance with any of these continued listing requirements, our securities will be subject to delisting.

Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of our Ordinary Shares and Warrants to fall, and certain Selling Shareholders can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return.

Sales of a substantial number of the Ordinary Shares and/or Warrants in the public market or the perception that these sales could occur, could adversely affect the market price of the Ordinary Shares and Warrants and could materially impair our ability to raise capital through equity offerings in the future.

This prospectus relates to, among other things, the issuance from time to time by us of up to 16,500,000 Ordinary Shares, which consist of (i) 11,500,000 Ordinary Shares issuable upon the exercise of 11,500,000 Warrants, which were originally issued in the initial public offering of RFAC and (ii) 5,000,000 Ordinary Shares issuable upon the exercise of 5,000,000 Warrants, which were originally issued as RFAC Private Placement Warrants to the Sponsor and EBC.

This prospectus also relates to the resale from time to time by the Selling Shareholders of (a) up to 83,456,793 Ordinary Shares, which consist of (i) 80,581,793 Ordinary Shares issued to Epicsoft Ventures in connection with the Business Combination (as defined below) at an implied purchase price of $10.00 per share; (ii) 2,875,000 Ordinary Shares issued to the Sponsor, which were originally purchased by the Sponsor at approximately $0.009 per share; (b) up to 4,450,500 Ordinary Shares issuable upon the exercise of 4,450,500 Warrants, which were originally issued concurrently with the initial public offering of RFAC in a private placement to the Sponsor at a price of $1.00 per warrant, with each Warrant exercisable for one Ordinary Share at $11.50 per share; and (c) up to 549,500 Ordinary Shares issuable upon the exercise of 549,500 Warrants, which were originally issued concurrently with the initial public offering of RFAC in a private placement to EBC at a price of $1.00 per warrant, with each Warrant exercisable for one Ordinary Share at $11.50 per share.

As of the date of this prospectus, our issued share capital consisted of 130,135,432 Ordinary Shares and 16,500,000 Warrants.

In connection with the Business Combination, holders of 1,522,973 shares of RFAC Common Stock exercised their right to redeem their shares for cash at a redemption price of approximately $11.54 per share, for an aggregate redemption amount of $17.6 million, representing approximately 96.7% of the total shares of RFAC Common Stock then held by public stockholders.

For so long as the effective registration statement of which this prospectus forms a part is available for use, Epicsoft Ventures and the Sponsor, collectively the beneficial owners of 83,456,793 Ordinary Shares, constituting approximately 65.2% of our issued and outstanding Ordinary Shares as of the date of this prospectus, can sell under this prospectus (assuming all Warrants are exercised in full), up to 87,907,293 Ordinary Shares constituting approximately 68.7% of the issued and outstanding Ordinary Shares as of the date of this prospectus. Given the substantial number of Ordinary Shares being registered for potential resale by the Selling Shareholders pursuant to this prospectus, the sale of shares by the Selling Shareholders, or the perception in the market that the holders of a large number of our Ordinary Shares intend to sell their shares, could increase the volatility of, or result in a significant decline in, the public trading price of the Ordinary Shares.

Sales of a substantial number of Ordinary Shares in the public market by the Selling Shareholders and/or by our other existing shareholders, or the perception that those sales might occur, could result in a significant decline in the public trading price of our Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus, and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. Based on the closing price of our Ordinary Shares of $0.47 as of May 12, 2026, the Sponsor (with respect to the Sponsor Founder shares) may experience potential profit of up to $0.46 per share, or an aggregate of up to approximately $1.3 million. Accordingly, such Selling Shareholders may have an incentive to sell their securities even if the trading price is lower than the price at which our public shareholders purchased their securities. Holders of Warrants may experience potential profit if the price of the Company’s Ordinary Shares exceeds $12.50 per share. In connection with the initial public offering of RFAC, RFAC’s initial public shareholders acquired RFAC Public Units at a price of $10.00 per unit, each of which comprises one share of RFAC Common Stock, one RFAC Warrant and one RFAC Right, and trading price of our Ordinary Shares have fluctuated, and may continue to fluctuate, following the closing of the Business Combination. Epicsoft Ventures (with respect to the shares issued to Epicsoft Ventures in connection with the Business Combination) may experience potential profit if the price of the Company’s Ordinary Shares exceeds $10.00 per share. As a result, our public shareholders may not be able to achieve the same returns as Epicsoft Ventures, the Sponsor or EBC, or even any positive return at all, on the Ordinary Shares if they sell our Ordinary Shares in the market at the then-prevailing market prices.

USE OF PROCEEDS

All of the securities offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

We will receive up to an aggregate of $189.75 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants. We expect to use the net proceeds from the exercise of these securities, if any, for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of these securities. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that any of these Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease. See “Description of Securities - Warrants” for more details.

There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. The exercise price of the Warrants is $11.50 per share. The likelihood that warrant holders will exercise the Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Ordinary Shares. If the trading price for our Ordinary Shares is less than $11.50 per share, we believe holders of the Warrants will be unlikely to exercise their respective securities. As the closing price of our Ordinary Shares was $0.47 as of May 12, 2026, we believe that holders of the Warrants are currently unlikely to exercise their respective securities. There is no guarantee that the Warrants will be in the money prior to their expiration, and as such, the Warrants may expire worthless and we may receive no proceeds from the exercise of these securities. To the extent that any of the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the respective securities will decrease. We do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on our primary sources of cash discussed elsewhere in this prospectus to continue to support our operations.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax consequences of the ownership and disposition of Ordinary Shares for a U.S. Holder (as defined below). This discussion address only U.S. Holders that acquire Ordinary Shares in this offering. This discussion is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. holder as a result of the ownership and disposition of Ordinary Shares. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice.

This discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (whether final, temporary, or proposed) (the “Treasury Regulations”), published administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws. U.S. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

The Company has not sought any rulings from the IRS with respect to the statements made and the positions or conclusions described in this summary; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to U.S. Holders that hold Ordinary Shares as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

●	banks or other financial institutions, underwriters, or insurance companies;

●	brokers or dealers in securities or currencies or holders that are traders in securities who elect to apply a mark-to-market method of accounting;

●	real estate investment trusts and regulated investment companies;

●	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

●	expatriates or former citizens or long-term residents of the United States;

●	subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

●	any holder that is not a U.S. Holder;

●	dealers or traders in securities, commodities or currencies;

●	grantor trusts;

●	persons subject to the alternative minimum tax;

●	U.S. persons whose “functional currency” is not the U.S. dollar;

●	persons who received shares of Ordinary Shares through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

●	persons who own (directly or through attribution) 5% or more (by vote or value) of the issued shares of the Company;

●	the Company’s officers or directors;

●	persons that hold Warrants or other rights to acquire Ordinary Shares; or

●	holders holding Ordinary Shares as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of Ordinary Shares for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a United States person.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Ordinary Shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. This discussion does not address the tax consequences to any such partner or partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the ownership and disposition of Ordinary Shares.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF ORDINARY SHARES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Federal Income Tax Treatment of PubCo

A corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization and incorporation. Accordingly, under generally applicable U.S. federal income tax rules, PubCo, which is incorporated under the laws of the Cayman Islands, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code provides an exception to this general rule (more fully discussed below), under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and there is limited guidance regarding their application.

Under Section 7874 of the Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, as a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation, directly or indirectly, acquires substantially all of the properties held directly or indirectly by a U.S. corporation (including through the acquisition of all of the outstanding shares of the U.S. corporation); (ii) the non-U.S. corporation’s “expanded affiliate group” does not have “substantial business activities” in the non-U.S. corporation’s country of organization or incorporation and (iii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. acquired corporation (taking into account the receipt of the non-U.S. corporation’s shares in exchange for the U.S. corporation’s shares) as determined for purposes of Section 7874 (this test is referred to as the “ownership test”). The ownership test in clause (iii) above is modified with respect to potential “third-country transactions” such that the ownership test will be met if, after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. acquired corporation (as modified, the “modified ownership test”). Because the Business Combination was a potential third-country transaction, the modified ownership test applied to determine whether PubCo is treated as a U.S. corporation under Section 7874 of the Code.

For purposes of Section 7874 of the Code, the first two conditions described above were expected be met with respect to the Business Combination because PubCo will acquire indirectly all of the assets of RFAC through the SPAC Merger, and PubCo, including its “expanded affiliate group,” was not expected to satisfy the substantial business activities test upon consummation of the Business Combination. As a result, whether Section 7874 will apply to cause PubCo to be treated as a U.S. corporation for U.S. federal income tax purposes following the Business Combination should depend on the satisfaction of the modified ownership test.

Based upon the terms of the Business Combination, the rules for determining share ownership under Section 7874 of the Code and the Treasury Regulations promulgated thereunder, and certain factual assumptions, the Section 7874 ownership percentage of the RFAC stockholders in PubCo should be less than 60%. Accordingly, PubCo is not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code. However, the calculations for determining share ownership for purposes of the ownership test under Section 7874 of the Code are complex, subject to detailed rules and regulations (the application of which is uncertain in various respects and could be impacted by changes to applicable rules and regulations under U.S. federal income tax laws, with possible retroactive effect), and subject to certain factual uncertainties. Furthermore, for purposes of determining the ownership percentage of RFAC stockholders for purposes of Section 7874, among other adjustments required to be taken into account, RFAC stockholders will be deemed to own an amount of PubCo Ordinary Shares in respect to certain redemptions by RFAC prior to the SPAC Merger. Accordingly, given the inherently factual nature of the analysis, neither RFAC nor PubCo has sought a legal opinion from counsel in respect of the potential applicability of Section 7874 to the Business Combination, and there can be no assurance that the IRS would not assert a contrary position to those described above or that such an assertion would not be sustained by a court.

If PubCo were to be treated as a U.S. corporation for U.S. federal income tax purposes, it could be subject to substantial liability for additional U.S. income taxes, and the gross amount of any dividend payments to its non-U.S. investors could be subject to U.S. withholding tax.

The remainder of this discussion assumes that PubCo will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

U.S. Federal Income Tax Consequences of Ownership and Disposition of Ordinary Shares

Distribution on Ordinary Shares

Subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status,” a U.S. Holder generally will be required to include in gross income any distribution of cash or property paid on Ordinary Shares that is treated as a dividend for U.S. federal income tax purposes. A distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Dividends received by non-corporate U.S. Holders from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. The Treasury guidance indicates that shares listed on the Nasdaq will be considered readily tradable on an established securities market in the United States. Although the Ordinary Shares are currently listed on the Nasdaq, there can be no assurance that the Ordinary Shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Finally, we will not constitute a qualified foreign corporation for purposes of these rules if we are a PFIC for the taxable year in which we pay a dividend or for the preceding taxable year. See the discussion below under “— Passive Foreign Investment Company Status.”

The amount of any dividend paid in foreign currency will be the U.S. dollar value of the foreign currency distributed by us, calculated by reference to the spot exchange rate in effect on the date the dividend is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. Holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend payment in income to the date such U.S. Holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss.

To the extent that the amount of any distribution made by us on the Ordinary Shares exceeds our current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the U.S. Holder’s Ordinary Shares, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares.” However, we may not calculate earnings and profits in accordance with U.S. federal income tax principles. In such event, a U.S. Holder should expect to generally treat distributions we make as dividends.

Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares

Subject to the discussion below under “— Passive Foreign Investment Company Status,” a U.S. Holder will generally recognize gain or loss on any sale, exchange, or other taxable disposition of Ordinary Shares in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Ordinary Shares will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in the Ordinary Shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of Ordinary Shares will generally be treated as U.S. source gain or loss.

Passive Foreign Investment Company Status

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if we are treated as a PFIC for any taxable year during which U.S. Holders hold our securities. A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any entity in which it is considered to own at least 25% of the interest by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any entity in which it is considered to own at least 25% of the interest by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Under the income test described above, our status as a PFIC depends on the composition of our income which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by the spending of the cash we raise in any offering, including this offering. We are not currently expected to be treated as a PFIC for U.S. federal income tax purposes, but this conclusion is a factual determination made annually and, thus, is subject to change. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

DESCRIPTION OF SECURITIES

References in this section to “we,” “us,” or “our” are to PubCo, except where the context requires otherwise.

We are a Cayman Islands company incorporated with limited liability and our affairs are governed by the provisions of the PubCo Charter, as amended and restated from time to time, and by the provisions of applicable Cayman Islands law, including the Companies Act and the common law of the Cayman Islands.

Our company registration number in the Cayman Islands is 403942. As provided in the PubCo Charter, subject to Cayman Islands law, we have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

The following description summarizes certain terms of our shares as set out more particularly in the of PubCo Charter. Because it is only a summary, it may not contain all the information that is important to you. We urge you to read the applicable provisions of Cayman Islands law and the PubCo Charter carefully and in their entirety because they describe your rights as a holder of PubCo Ordinary Shares.

Authorized Shares

The authorized shares of PubCo consist of US$50,000 divided into 500,000,000 Shares of a par value of US$0.0001 each.

Register of Members

Under the Companies Act, shares in PubCo are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members will be maintained by our transfer agent Continental Stock Transfer & Trust Company (“Continental Stock”). If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, without sufficient cause, a shareholder of PubCo, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the Cayman Islands Court for an order that the register be rectified, and the Court may either refuse the application or order the rectification of the register, and may direct PubCo to pay all costs of the application and any damages the applicant may have sustained.

Ordinary Shares

The following summarizes the rights of holders of our Ordinary Shares:

●	each holder of Ordinary Shares is entitled to one vote per share on all matters to be voted on by shareholders generally, including the appointment of directors;

●	the holders of our Ordinary Shares are entitled to dividends and other distributions, as may be declared from time to time by our board of directors out of funds legally available for that purpose, if any, and pursuant to the PubCo Charter, all dividends unclaimed for three years from the date the dividend became due for payment shall be forfeited and shall revert to PubCo; and

●	upon our liquidation, dissolution or winding up, the holders of Ordinary Shares will be entitled to share ratably, in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities.

Preference Shares

The rights, preferences and privileges of Ordinary Shares are subject to, and may be adversely affected by, the rights of the holders of any other class of shares that we may designate in the future having such rights as specified by the board of directors pursuant to the resolution of directors approving the creation of such class of shares. The directors shall not require any approval of the shareholders or any class of shareholders in respect of the creation or issuance of preference shares. However, any related amendment to the PubCo Charter will require approval of our shareholders by way of special resolution (which requires a majority of not less than two-thirds).

Preemption

Holders of Ordinary Shares do not have any preemptive or other rights to subscribe for additional shares pursuant to the PubCo Charter.

Shareholders’ Meetings

The following summarizes certain relevant provisions of Cayman Islands law and the PubCo Charter in relation to our shareholders’ meetings:

●	the directors of PubCo may convene meetings of shareholders at such times and in such manner and places within or outside the Cayman Islands as the directors consider necessary or desirable. There is no requirement for PubCo to hold annual general meetings;

●	our shareholders holding not less than twenty percent (20%) in par value of the issued shares which as at that date carry the right to vote at general meetings shall have the ability to requisition a general meeting.

●	the directors convening a meeting of shareholders must give not less than ten days’ clear notice of the proposed meeting;

●	a shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder;

●	no business may be transacted at a general meeting unless a quorum is present. A quorum is those shareholders present in person or by proxy or by a duly authorised representative holding shares entitled to vote on the business to be transacted which represent not less than one-third of all issued shares, unless PubCo has only one shareholder in which case that shareholder alone constitutes a quorum

●	an ordinary resolution of shareholders is passed by a simple majority of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the PubCo and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled by the PubCo Charter.

●	a special resolution of shareholders is passed by a majority of not less than two-thirds of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of PubCo of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled;

The PubCo Charter do not permit the adoption by the shareholders of resolutions in writing. A shareholder resolution must be passed at a meeting of the shareholders.

Shareholders have no general right under the PubCo Charter to bring business before a general meeting of PubCo, save in the case of any shareholders right to requisition a general meeting provided the minimum shareholder requirement is met.

Appointment of Directors

The directors of PubCo may be appointed by an ordinary resolution of the shareholders. Alternatively, the PubCo board of directors may, by the affirmative vote of a simple majority of the directors present and voting at a board meeting appoint any person as a director to fill a casual vacancy on the board or as an addition to the existing board. The PubCo directors are not automatically subject to a term of office and hold office until such time as their office is vacated or where they are removed from office by an ordinary resolution of shareholders or otherwise in accordance with the PubCo Charter. In addition, a director will cease to be a director if, among other things the director (i) becomes bankrupt or makes any arrangement or composition with his or her creditors: (ii) dies or is found to be or becomes of unsound mind within the scope of the PubCo Charter: (iii) resigns his or her office by notice in writing to PubCo; (iv) without special leave of absence from the PubCo Board, is absent from board meetings for a continuous period of 6 months and the PubCo directors resolve that his or her office be vacated; (v) by notice in writing signed by not less than three-fourths of all the PubCo directors in number; or (vi) is removed from office pursuant to any other provision of the PubCo Charter.

The officers of PubCo are appointed by and serve at the discretion of the board of directors, and may be removed by our board of directors.

Shareholder Suits

In principle, PubCo will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

April 2026 Warrant

On April 28, 2026, the Company issued to an institutional investor a warrant for 1,125,000 shares at an initial exercise price of $8.00 per share (the “April 2026 Warrant”), subject to full-ratchet anti-dilution adjustments and other price protections, in exchange for a portion of the then-outstanding convertible notes issued pursuant to an Amendment, Waiver and Exchange Agreement dated April 28, 2026. This warrant has a term of three years.

Warrants

The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Warrant Agreement, dated as of March 23, 2022, by and between RFAC and Continental Stock Transfer & Trust Company (the “2022 Warrant Agreement”), which was filed as Exhibit 4.1 to the registration statement of which this prospectus forms a part.

On February 13, 2025, the Company, RFAC and Continental Stock Transfer & Trust Company entered into the Assignment, Assumption and Amendment Agreement (the “Amended Warrant Agreement”), pursuant to which, among other things, effective as of the Effective Time, the Company will assume the obligations of RFAC under the 2022 Warrant Agreement. Pursuant to the Business Combination Agreement and the Amended Warrant Agreement, each issued and outstanding warrant of RFAC sold to the public and to the Sponsor and EBC in a private placement in connection with RFAC’s initial public offering was exchanged for a corresponding warrant exercisable for Ordinary Shares.

The Warrants have the same terms as the RFAC Warrants. Each whole Warrant entitles the registered holder to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our Business Combination; provided that we have an effective registration statement under the Securities Act covering the Ordinary Shares issuable upon exercise of the Warrants and a current prospectus relating to them is available (or we permit holders to exercise their Warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Ordinary Shares. This means only a whole Warrant may be exercised at a given time by a warrant holder. The Warrants will expire five years after the completion of our Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Ordinary Shares pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Warrant will be exercisable and we will not be obligated to issue a Ordinary Share upon exercise of a Warrant unless the Ordinary Share issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant. In the event that a registration statement is not effective for the exercised Warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Ordinary Share underlying such Unit.

We registered the Ordinary Shares issuable upon exercise of the Warrants on a Registration Statement on Form S-1 (File No. 333-265353) because the Warrants will become exercisable 30 days after the completion of its Business Combination, which may be within one year of our Initial Public Offering. However, because the Warrants will be exercisable until their expiration date of up to five years after the completion of our Business Combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our Business Combination, under the terms of the warrant agreement, we have agreed that, as soon as practicable, but in no event later than 15 business days, after the closing of its Business Combination, we will use our best efforts to file with the SEC a post-effective amendment to the registration statement or a new registration statement covering the registration under the Securities Act of the Ordinary Shares issuable upon exercise of the Warrants and thereafter will use our best efforts to cause the same to become effective within 60 business days following our Business Combination and to maintain a current prospectus relating to the Ordinary Shares issuable upon exercise of the Warrants until the expiration of the Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Ordinary Shares issuable upon exercise of the Warrants is not effective by the sixtieth (60th) business day after the closing of our Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Ordinary Shares are at the time of any exercise of a Warrant no longer listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. On April 3, 2025, we registered the Ordinary Shares issuable upon exercise of the these Warrants on a Registration Statement on Form F-1 (File No. 333-265353) which was declared effective by the SEC on April 7, 2025.

Redemption

Once the Warrants become exercisable, we may call the Warrants for redemption for cash:

●	in whole and not in part;

●	at a price of $.01 per Warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Ordinary Shares and equity-linked securities for capital raising purposes in connection with the closing of our Business Combination as described elsewhere in this Annual Report) for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders.

If and when the Warrants become redeemable by us for cash, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Ordinary Shares and equity-linked securities for capital raising purposes in connection with the closing of our Business Combination as described elsewhere in this Annual Report) as well as the $11.50 Warrant exercise price after the redemption notice is issued.

Redemption procedures

If we call the Warrants for redemption as described above, our Management will have the option to require any holder that wishes to exercise his, her or its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our Management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of Ordinary Shares issuable upon the exercise of our Warrants. If our Management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the excess of the “fair market value” of our Ordinary Shares (defined below) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Ordinary Shares for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our Management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Ordinary Shares to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Warrants after our Business Combination. If we call our Warrants for redemption and our Management does not take advantage of this option, the holders of the Private Placement Warrants and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Warrants on a cashless basis.

A holder of a Warrant may notify us in writing if it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Ordinary Shares outstanding immediately after giving effect to such exercise.

If the number of outstanding Ordinary Shares is increased by a share capitalization payable in Ordinary Shares, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of Ordinary Shares issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A Rights offering to holders of common stock entitling holders to purchase Ordinary Shares at a price less than the fair market value will be deemed a share capitalization of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such Rights offering (or issuable under any other equity securities sold in such Rights offering that are convertible into or exercisable for Ordinary Shares) and (ii) the quotient of (x) the price per Ordinary Share paid in such Rights offering and (y) the fair market value. For these purposes (i) if the Rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such Rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Ordinary Shares as reported during the five trading day period ending on the trading day prior to the first date on which the Ordinary Shares trades on the applicable exchange or in the applicable market, regular way, without the right to receive such Rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Ordinary Shares on account of such Ordinary Shares (or other securities into which the Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Ordinary Shares in connection with a proposed Business Combination, or (d) in connection with the redemption of our public shares upon our failure to complete our Business Combination, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Ordinary Share in respect of such event.

If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse share split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Warrant will be decreased in proportion to such decrease in the outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

In addition, if (x) we issue additional Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of our Business Combination at an issue price or effective issue price of less than $9.20 per Ordinary Share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our Sponsor, initial stockholders or their affiliates, without taking into account any Founder Shares held by our Sponsor, initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our Business Combination on the date of the consummation of our Business Combination (net of redemptions), and (z) the volume weighted average trading price of our Ordinary Shares during the 20 trading day period starting on the trading day after the day on which we consummate our Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the

Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of Warrants” will be adjusted (to the nearest cent) to be equal to 118% of the higher of the Market Value and the Newly Issued Price.

The Warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this Annual Report is a part, for a complete description of the terms and conditions applicable to the Warrants. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Private Placement Warrants

The Private Placement Warrants (including the Ordinary Shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of our Business Combination. The Private Placement Warrants have terms and provisions that are identical to those of the Warrants being sold as part of the units in our Initial Public Offering, including as to exercise price, exercisability and exercise period.

If holders of Warrants (and Private Placement-equivalent Warrants) elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) of the Ordinary Shares over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Ordinary Shares for the five trading days ending on the third trading day prior to the date on which the notice of Warrant exercise is sent to the warrant agent. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the Ordinary Shares issuable upon exercise of the Warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such Warrants on a cashless basis is appropriate.

In order to finance transaction costs in connection with an intended Business Combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. The terms of such working capital loans by our sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. In addition, holders of our Private Placement Warrants are entitled to certain registration rights.

On April 3, 2025, we registered the Ordinary Shares issuable upon exercise of the these Warrants on a Registration Statement on Form F-1 (File No. 333-265353) which was declared effective by the SEC on April 7, 2025.

OCBC Warrant

On July 7, 2025, the Company issued to Oversea-Chinese Banking Corporation Limited (“OCBC”) certain Warrant to Purchase Ordinary Shares of GCL Global Holdings Ltd dated as of July 7, 2025 (the “OCBC Warrant”), in connection with that certain Facility Letter dated as of October 1, 2024, as supplemented by those certain Supplemental Letters dated as of March 12, 2025 and July 7, 2025, between the Holder and Epicsoft Asia Pte. Ltd. (the “Borrower”) which is a wholly-owned subsidiary of the Company for a financing of up to SGD5,000,000 (together, the “Facility Agreement”). On July 29, 2025, the Company and the OCBC entered into Amendment No. 1 to the Warrant (the “Amendment”) to clarify their commercial understanding that none of the terms of the OCBC Warrant shall have any legal effect on the Borrower and/or the Company unless and until the entire SGD 5,000,000 has been disbursed to the Borrower by the Holder under the Facility Agreement; and that the Holder will have no claims for penalties, damages and legal remedies of any kind against either the Company or the Borrower for non-performance of any obligations under the OCBC Warrant. The Amendment also provides that, among other things, until the full amount of SGD5,000,000 is disbursed by OCBC to the Borrower pursuant to the Facility Agreement, (i) the OCBC Warrant shall not be capable of exercise of any kind, and shall remain un-exercisable; and (ii) the Holder will have no rights to Piggyback Registration (as defined in the OCBC Warrant). Under the Amendment, the Company will have six months from the date the full amount of SGD5,000,000 is disbursed to file a registration statement for the public resale of all of the Warrant Shares (as defined in the OCBC Warrant).

SELLING SHAREHOLDERS

This prospectus relates to, among other things, the issuance from time to time by us of up to up to 16,500,000 Ordinary Shares, which consist of (i) up to 11,500,000 Ordinary Shares issuable upon the exercise of 11,500,000 Warrants, which were originally issued as RFAC Public Warrants, and (ii) up to 5,000,000 Ordinary Shares issuable upon the exercise of 5,000,000 Warrants, which were originally issued as RFAC Private Placement Warrants to the Sponsor and EBC.

This prospectus also relates to the resale from time to time by the Selling Shareholders named in this prospectus or their permitted transferees of (a) up to 83,456,793 Ordinary Shares, which consist of (i) 80,581,793 Ordinary Shares issued to Epicsoft Ventures in connection with the Business Combination at an implied purchase price of $10.00 per share; and (ii) 2,875,000 Ordinary Shares issued to the Sponsor, which were originally purchased by the Sponsor at approximately $0.009 per share; (b) up to 4,450,500 Ordinary Shares issuable upon the exercise of 4,450,500 Warrants, which were originally issued as RFAC Private Placement Warrants to the Sponsor at a price of $1.00 per warrant; and (c) up to 549,500 Ordinary Shares issuable upon the exercise of 549,500 Warrants, which were originally issued as RFAC Private Placement Warrants to EBC at a price of $1.00 per warrant. The Selling Shareholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus.

Upon expiration of a lock-up period which is twelve months after the closing of the Business Combination, and for so long as the effective registration statement of which this prospectus forms a part is available for use, Epicsoft Ventures and the Sponsor, collectively the beneficial owners of 83,456,793 Ordinary Shares, constituting approximately 65.2% of our issued and outstanding Ordinary Shares as of the date of this prospectus, can sell under this prospectus (assuming all Warrants are exercised in full), up to 87,907,293 Ordinary Shares constituting approximately 68.7% of the issued and outstanding Ordinary Shares as of the date of this prospectus. Given the substantial number of Ordinary Shares being registered for potential resale by the Selling Shareholders pursuant to this prospectus, the sale of shares by the Selling Shareholders, or the perception in the market that the holders of a large number of our Ordinary Shares intend to sell their shares, could increase the volatility of, or result in a significant decline in, the public trading price of the Ordinary Shares.

Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may experience a positive rate of return on the securities that they sell pursuant to this prospectus and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. Certain securities being registered for sale pursuant to this prospectus were purchased by certain Selling Shareholders at prices below the current market price of our Ordinary Shares. Based on the closing price of our Ordinary Shares of $0.47 as of May 12, 2026, the Sponsor (with respect to the Sponsor Founder shares) may experience potential profit of up to $0.461 per share, or an aggregate amount of profit of up to approximately $1.3 million. Accordingly, such Selling Shareholders may have an incentive to sell their securities even if the trading price is lower than the price at which our public shareholders purchased their securities. In connection with the initial public offering of RFAC, RFAC’s initial public shareholders acquired RFAC Public Units at a price of $10.00 per unit, each of which comprises one share of RFAC Common Stock, one RFAC Warrant and one RFAC Right, and trading price of our Ordinary Shares have fluctuated, and may continue to fluctuate, following the closing of the Business Combination. Epicsoft Ventures (with respect to the shares issued to Epicsoft Ventures in connection with the Business Combination) may experience potential profit if the price of the Company’s Ordinary Shares exceeds $10.00 per share. As a result, our public shareholders may not be able to achieve the same returns as Epicsoft Ventures, the Sponsor or EBC, or even any positive return at all, on the Ordinary Shares if they sell our Ordinary Shares in the market at the then-prevailing market prices.

When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and their donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this prospectus from the Selling Shareholders (as a gift, pledge, partnership distribution or other non-sale related transfer).

The following table sets forth, as of the date of this prospectus, the names of the Selling Shareholders, the aggregate number of the securities beneficially owned by such Selling Shareholder immediately prior to the offering, the number of the securities that may be sold by the Selling Shareholder under this prospectus and the number of Ordinary Shares that the Selling Shareholders will beneficially own after the securities are sold. The persons listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such securities. In addition, the Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Shareholder information for each additional Selling Shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of Ordinary Shares registered on its behalf. A Selling Shareholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

The calculations in the table below are based on 128,008,703 Ordinary Shares and 16,500,000 Warrants outstanding as of the date of this prospectus.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to this Offering	%	Ordinary Shares Registered for Sale in this Offering	Ordinary Shares beneficially owned after this Offering	%
Epicsoft Ventures Ltd.(1)	80,581,793	63.0%	80,581,793	-	-
RF Dynamic LLC(2)	7,325,500	5.5%	7,325,500	-	-
EarlyBirdCapital Inc.(3)	549,500	-	549,500	-	-

Notes:

*	Represents beneficial ownership of less than 1%.

(1)	Comprises of 80,581,793 Ordinary Shares issued to Epicsoft Ventures Ltd. as merger consideration. The address of Epicsoft Ventures is 29 Tai Seng Ave., #02-01, Singapore 534119.

(2)	Shares beneficially owned is comprised of (i) 2,875,000 Ordinary Shares issued to the Sponsor in exchange for the same number of shares of RFAC Common Stock held by the Sponsor immediately prior to the Closing of Business Combination; and (ii) up to 4,450,500 Ordinary Shares issuable upon exercise of 4,450,500 Warrants. RF Dynamic LLC is the record holder of the securities reported herein. Tse Meng Ng is the sole member and manager of RF Dynamic LLC and has voting and investment discretion with respect to the securities held of record by the Sponsor. Tse Meng Ng disclaims any beneficial ownership of any shares held by the Sponsor except to the extent of his respective pecuniary interest therein. The business address of RF Dynamic LLC is 111 Somerset Road, #05-06, Singapore 238164.

(3)	Shares beneficially owned is comprised of 549,500 Ordinary Shares issuable upon exercise of 549,500 Warrants . EarlyBirdCapital Inc. is the record holder of the securities reported herein. David Nussbaum, Steven Levine and Amy Kaufmann have voting and investment discretion with respect to the securities held of record by EBC. The address of EBC is One Huntington Quadrangle 1C15, Melville, NY 11747.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 16,500,000 Ordinary Shares, which consist of (i) up to 11,500,000 Ordinary Shares issuable upon the exercise of 11,500,000 Warrants, which were originally issued as RFAC Public Warrants, and (ii) up to 5,000,000 Ordinary Shares issuable upon the exercise of 5,000,000 Warrants, which were originally issued as RFAC Private Placement Warrants to the Sponsor and EBC.

We are also registering the offer and resale, from time to time, by the Selling Shareholders named in this prospectus, including their donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this prospectus from the Selling Shareholders (as a gift, pledge, partnership distribution or other non-sale related transfer), of (a) up to 83,456,793 Ordinary Shares and (b) up to 5,000,000 Ordinary Shares underlying 5,000,000 Warrants, held by certain Selling Shareholders.

We will not receive any proceeds from any sale by the Selling Shareholders of Ordinary Shares being registered hereunder, except that we will receive up to an aggregate of $189.75 million from the exercise of Warrants, assuming the exercise in full of all of Warrants for cash. See “Use of Proceeds” for details. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Shareholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses. The Selling Shareholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of registered Ordinary Shares to be made directly or through agents.

The Selling Shareholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, “Selling Shareholders” includes donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this prospectus from the Selling Shareholders (as a gift, pledge, partnership distribution or other non-sale related transfer). We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Shareholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Shareholders.

The securities may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of the securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	transactions to or through broker-dealer or agents, including purchases by a broker-dealer as principal and resale by the broker-dealer for their account or transactions in which broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	through trading plans entered into by a Selling Shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	short sales and/or settlement thereof effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

Selling Shareholders may offer the securities directly or utilize broker-dealers or other agents. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the securities covered by this prospectus may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of the securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Shareholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Shareholders may also sell the securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

The Selling Shareholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of the securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Shareholder that a donee, pledgee, transferee, assignee, distributee, successor or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Shareholder.

Upon our being notified by any Selling Shareholders that any material arrangement has been entered into with a broker-dealer for the sale of the securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

●	the name of the participating broker-dealer(s);

●	the specific securities involved;

●	the initial price at which such securities are to be sold;

●	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

●	other facts material to the transaction.

The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Shareholders. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

We have agreed to indemnify the Selling Shareholders who is a party to the Registration Rights Agreement (including their respective permitted transferee) and their respective officers, employees, affiliates, directors, partners, members, attorneys and agents and each person who controls such Selling Shareholders against certain liabilities. Such Selling Shareholders have agreed, severally and not jointly, to indemnify us and our directors and officers in certain circumstances against certain liabilities.

We have agreed with the Selling Shareholders to keep the registration statement of which this prospectus constitutes a part effective until all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

EXPENSES RELATING TO THIS OFFERING

We estimate the following expenses in connection with the offer and resale of the Ordinary Shares by the Selling Shareholders. With the exception of the SEC registration fee, all amounts are estimates.

Expenses	Amount
SEC registration fee		$53,711
Legal fees and expenses		*
Accountants’ fees and expenses		*
Transfer agent fees and expenses		*
Printing expenses and miscellaneous costs		*
Total	$	*

Note:

*	These fees cannot be defined at this time.

We have agreed to pay all expenses of registration incurred in connection with the resale of Ordinary Shares under this prospectus, except for any underwriting discounts, if any, selling commissions and stock transfer taxes applicable to the sale of Ordinary Shares by the Selling Shareholders, all of which are to be paid by the Selling Shareholders.

LEGAL MATTERS

Certain legal matters relating to U.S. law will be passed upon for the Company by Loeb & Loeb LLP. Certain Cayman Islands legal matters will be passed upon for the Company by Carey Olsen Singapore LLP.

EXPERTS

The consolidated financial statements of GCL Global Holdings Ltd as of March 31, 2025 and 2024, and for each of the three years in the period ended March 31, 2025, as incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at https://www.gclglobalholdings.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This registration statement incorporates by reference important information about the Company that is not included in or delivered with this document. The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the following documents:

●	Our annual report on Form 20-F for the year ended March 31, 2025 filed with the SEC on July 31, 2025, as amended on April 9 and May 4, 2026;

●	Current Reports on Form 6-K furnished to the SEC on August 25, 27 and 29, September 5, 9, 11 and 15, October 10 and 16, November 25, December 2 and 4, 2025, January 30, March 23, 26, 30 and 31, April 14 and April 29, 2026;

●	The description of our Ordinary Shares contained in our Registration Statement on Form 8-A filed on February 13, 2025, including any amendments or reports filed for the purpose of updating the description;

●	Any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	Any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our filings with the SEC, including annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports, are available electronically on the SEC’s website at www.sec.gov. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Group Chief Financial Officer

GCL Global Holdings Ltd

29 Tai Seng Avenue #02-01

Natural Cool Lifestyle Hub

Singapore 534119

Tel: +65 80427330

You should rely only on the information that we incorporate by reference or provide in this prospectus or any supplement or amendment hereto. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any supplement or amendment hereto is accurate as of any date other than the date of the document containing the information.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, fraud or the consequences of committing a crime.

The Company’s Articles Amended and Restated Memorandum and Articles of Association provide for indemnification and advancement of expenses for its current and former directors and officers to the fullest extent permitted under the laws of the Cayman Islands, in the absence of actual fraud or wilful default. The Company has entered into indemnification agreements with each director and officers of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

3.1	Amended and Restated Memorandum and Articles of Association of GCL Global Holdings Ltd (incorporated by reference to Exhibit 1.1 of the Company’s Shell Company Report on Form 20-F, filed with the SEC on February 26, 2025).
4.1	Form of Senior Convertible Note issued on May 22, 2025 (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K filed with the SEC on May 22, 2025)
4.2	Warrant issued to Overseas-Chinese Banking Corporation Limited on July 7, 2025 (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K filed with the SEC on July 8, 2025)
4.2.1	Amendment No. 1 to Warrant issued to Overseas-Chinese Banking Corporation Limited dated July 29, 2025 (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K filed with the SEC on July 29, 2025)
4.3	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K filed with the SEC on April 29, 2026)
5.1**	Opinion of Carey Olsen Singapore LLP as to validity of Ordinary Shares
10.1	Assignment, Assumption and Amendment Agreement by and among RFAC, the Company and Continental Stock Transfer & Trust Company dated February 13, 2025 (incorporated by reference to Exhibit 10.1 of the Company’s Shell Company Report on Form 20-F filed with the SEC on February 26, 2025).
10.2	Registration Rights Agreement by and among the Company, GCL Global Limited and certain holders named therein, dated February 13, 2025 (incorporated by reference to Exhibit 10.2 of the Company’s Shell Company Report on Form 20-F filed with the SEC on February 26, 2025)
10.3	Bonus Shares Escrow Agreement by and between the Company and Continental Stock Transfer & Trust Company dated February 13, 2025 (incorporated by reference to Exhibit 10.3 of the Company’s Shell Company Report on Form 20-F filed with the SEC on February 26, 2025)
10.4	Share Escrow Agreement by and between the Company and Continental Stock Transfer & Trust Company dated February 13, 2025 (incorporated by reference to Exhibit 10.4 of the Company’s Shell Company Report on Form 20-F filed with the SEC on February 26, 2025)
10.5	Form of Convertible Note Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by RF Acquisition Corp. on October 18, 2024)

10.5.1	Form of Amendment to Convertible Note Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by RF Acquisition Corp. on February 5, 2025)
10.6	Series B Preferred Stock Purchase Agreement by and between GCL Global Limited and Nekcom Inc. dated November 20, 2024 (incorporated by reference to Exhibit 10.24 of the Company’s registration statement on Form F-4 (File 333-280559) filed with the SEC on December 26, 2024)
10.6.1	Addendum to Payment Rescheduling Agreement by and among GCL Global Limited, Nekcom Inc. and other parties named therein dated July 10, 2025 (incorporated by reference to Exhibit 10.6.1 to the Company’s Form 20-F filed with the SEC on July 31, 2025)
10.6.2	First Amendment to Series B Preferred Stock Purchase Agreement between GCL Global Limited and Nekcom Inc., dated May 15, 2025 (incorporated by reference to Exhibit 99.4 of the Company’s Form 6-K, filed with the SEC on January 30, 2026)
10.7	Securities Purchase Agreement between the Company and the investor named therein, dated May 21, 2025 (incorporated by reference to Exhibit 10.7 to the Company’s Form 20-F filed with the SEC on July 31, 2025)
10.7.1	Form of Amendment, Waiver and Exchange Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Form 6-K filed with the SEC on April 29, 2026)
10.8	Registration Rights Agreement between the Company and the buyer named therein, dated May 21, 2025 (incorporated by reference to Exhibit 10.8 to the Company’s Form 20-F filed with the SEC on July 31, 2025)
10.9#	Sales and Purchase Agreement by and between Ludus Asia Pte. Ltd. and Vendors dated July 31, 2022 (incorporated by reference to Exhibit 10.5 of the Company’s registration statement on Form F-4 (File 333-280559) filed with the SEC on December 26, 2024)
10.10	The First Contract Addendum for the Sales and Purchase Agreement by and between Ludus Asia Pte. Ltd. and Vendors dated July 31, 2022 (incorporated by reference to Exhibit 10.6 of the Company’s registration statement on Form F-4 (File 333-280559) filed with the SEC on December 26, 2024)
10.11	The Second Contract Addendum for the Sales and Purchase Agreement by and between Ludus Asia Pte. Ltd. and Vendors dated October 17, 2023 (incorporated by reference to Exhibit 10.7 of the Company’s registration statement on Form F-4 (File 333-280559) filed with the SEC on December 26, 2024)
10.12	The Third Contract Addendum for the Sales and Purchase Agreement by and between GCL Global Pte. Ltd. (formerly known as Ludus Asia Pte. Ltd.) and Vendors dated December 29, 2024 (incorporated by reference to Exhibit 10.12 to the Company’s Form 20-F filed with the SEC on July 31, 2025)
10.13##	Share Sale and Purchase Agreement dated March 19, 2025 by and between GCL Global Pte. Ltd. and parties named therein (incorporated by reference to Exhibit 10.13 to the Company’s Form 20-F filed with the SEC on July 31, 2025)
10.14	Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.6 of the Company’s Shell Company Report on Form 20-F filed with the SEC on February 26, 2025)
10.15	Equity Incentive Plan, effective February 13, 2025 (incorporated by reference to Exhibit 4.2 of the Company’s Form S-8 filed with the SEC on May 1, 2025)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21 of the Company’s Form 20-F filed on July 31, 2025)
23.1*	Consent from Marcum Asia LLP
107**	Filing Fee Table

*	Filed herewith.

**	Previously filed.

#	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request; however, the Company may request confidential treatment of omitted items.

##	Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or From F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to Section 10(a)(4) of the Securities Act of 1933 and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment needs not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, May 13, 2026.

GCL Global Holdings Ltd

By:	/s/ Sebastian Toke
Name:	Sebastian Toke
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sebastian Toke	Chief Executive Officer and Director	May 13, 2026
Sebastian Toke	(Principal Executive Officer)

/s/ Kenny Lin	Chief Financial Officer	May 13, 2026
Kenny Lin	(Principal Accounting and Financial Officer)

/s/ *	Group Chairman	May 13, 2026
Choo See Wee

/s/ *	Director	May 13, 2026
Choo See Ling

/s/ *	Independent Director	May 13, 2026
Tse Meng Ng

/s/ *	Independent Director	May 13, 2026
Joshua Kewei Cui

/s/ *	Independent Director	May 13, 2026
Wilson W. Wang

*By:	/s/ Sebastian Toke
Sebastian Toke

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act of 1933, the undersigned, solely in his capacity as the duly authorized representative of GCL Global Holdings Ltd, has signed this post-effective amendment no. 1 to the registration statement in the City of New York, New York, on May 13, 2026.

COGENCY GLOBAL INC. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.